Exhibit 23.1


 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in Registration Statement Numbers 33-65231, 33-65251, 333-16989, 333-63912, 333-101680, 333-130078,
 and 333-130079 on Form S-8 of our reports dated September 11, 2006, relating to the financial statements of Jack Henry & Associates, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2006.


 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri

 September 11, 2006